UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2014

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

On September 17, 2014 the Board of Directors of Air Products and Chemicals Inc, (the “Company”) amended the Company’s Long Term Incentive Plan (the “Plan”) to provided for “double trigger” vesting of future plan awards upon a change in control of the Company instead of automatic vesting on an accelerated basis upon a change in control (“single trigger vesting”). Future awards under the Plan will not automatically vest on an accelerated basis as a result of a change in control if they are replaced by the surviving entity. For the double trigger provisions to apply: the replacement awards must be issued by a publicly listed company and preserve the value of, and be on terms as favorable as the existing award; performance conditioned awards must be replaced by time based vesting awards; and the replacement awards must provide that, if the participant is terminated without Cause (as defined in the Plan) or voluntarily terminates for Good Reason (as defined in the Plan) within 24 months following the change in control, the award will vest immediately upon termination. The amendments also provide that, pursuant to an agreement associated with a change in control or in the discretion of the Board of Directors or an appropriate committee thereof in connection with a change in control, awards may be settled for cash at the change in control price.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

The Management Development and Compensation Committee of the Board of Directors (the “Committee”) approved conforming changes to the Company’s change in control severance agreements with executive officers. Upon their expiration on September 30, 2015, existing executive officer change in control severance agreements will be replaced with new agreements which remove the current single trigger equity compensation vesting provisions and conform the treatment of equity upon a change in control to the Plan provisions described above. In addition, any new executive officer change in control severance agreements entered into by the Company in connection with a recruitment or promotion on or after October 1, 2014 will conform the treatment of equity compensation upon a change in control to the new Plan provisions.

The Committee also determined that replacement executive officer change in control severance agreements will no longer preserve a grandfather provision for gross up of excise taxes under section 280G of the Internal Revenue Code. The Committee discontinued providing such gross ups in agreements entered in 2010 or later, but previously entered agreements were grandfathered.

The foregoing description of the executive officer change in control severance agreements is qualified in its entirety by reference to the full text of the Form of Executive Officer Change in Control Severance Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

d.	Exhibits

10.1	Air Products and Chemicals, Inc. Long-Term Incentive Plan

10.2	Form of Executive Officer Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: September 23, 2014	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

10.1	Air Products and Chemicals, Inc. Long-Term Incentive Plan

10.2	Form of Executive Officer Change in Control Severance Agreement

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